Exhibit 10.2
         October 8, 2004 Amendment To The Pure Nature Class A Units
               Purchase Agreement Entered Into On June 9, 2004

     This October 8, 2004 Amendment To The Pure Nature Class A Units Purchase Agreement Entered into On June 9, 2004 (the "Amendment") is entered into effective as of October 8, 2004 by and between Pure Nature, LLC (Colorado), whose address appears below ("PN"), Compound Management, LLC (California), whose address appears below ("CM"), and the various unit holders of Pure Nature, LLC, whose names and addresses appear below. The above are collectively referred to as the Parties.

                                   RECITALS

     WHEREAS, on October 8, 2004 Compound Management, LLC ("CM") voted its 51% controlling interest in Pure Nature, LLC ("PN") to approve the exchange of the Pure Nature LLC ("PN") units for shares in Compound Natural Foods, Inc. ("CNF"), and

     WHEREAS, Compound Natural Foods, Inc. ("CNF"), also hereinafter referred to as the "Public Company" and/or the "Parent Company" has acquired the controlling interest in that certain public company currently known as Zurich American Financial Group S.A. whose stock is traded on over-the-counter market (OTC) under the stock symbol "ZRAF". Compound Natural Foods, Inc. is in the processing of changing the name of the pubic company from Zurich American Financial Group SA. to Compound Natural Foods, Inc. and is applying for a new stock symbol, which shall be provided to the unit holders of Pure Nature, LLC ("PN") as soon as the new stock symbol has been approved. The nationwide press release announcing the acquisition of Zurich American by Compound Natural Foods, Inc. ("CNF") is on www.compoundnaturalfoods.com, and

     WHEREAS, Pure Nature, LLC wishes to confirm the number of public company shares to be exchanged with each of the Pure Nature, LLC unit holders of record and confirm other business and administrative matters in conjunction with this Amendment.

                   AGREEMENT WITH RESPECT TO THE AMENDMENT

     NOW THEREFORE, for adequate consideration, the sufficiency of which is hereby acknowledged, the Parties hereby mutually agree as it pertains to each them as follows:

     1. Issuance Of Public Company Stock Certificates To Pure Nature Unit Holders. New public company stock certificates are being prepared in the name of Compound Natural Foods, Inc. which shall be provided to the holders of Pure Nature, LLC ("PN") units as per the below Exchange Agreement. It Is anticipated that the new stock certificates will be printed and mailed to the addresses provided below for each of the Pure Nature, LLC ("PN") unit holder on or before November 15, 2004.

     2. Purpose Of Exchange Agreement. The purpose of the exchange of Pure Nature, LLC ("PN") units for shares of the public company is to allow Pure Nature, LLC ("PN" or the "Subsidiary"), to operate as a wholly-owned subsidiary of the Public Company and to be able to work with the Parent Company in a joint effort to raise up to one million dollars ($1,000,000) of operating capital on a best efforts basis under applicable provisions of Securities and Exchange Commission (SEC) Regulation 504 (the "Offering"). The legal cost of such Offering and the stock being offered to investors shall be provided by the Parent under terms and conditions it shall establish, however, there is no guarantee as to exactly how much capital will be raised by the Offering, nor the amount of time necessary to raise the capital being sought. Use of such capital raised in the Offering shall be based upon a use of proceeds budget to be prepared by the Subsidiary and approved in writing by the Parent.

     3. Officers and Directors of The Subsidiary. Joey Canyon, shall serve as Founder, Chairman of the Board and President of the Pure Nature (the "Subsidiary") and Ron Nolan shall serve as a director and Chief Executive Officer of the Subsidiary. The Parent Company and Compound Management, LLC ("ACM") shall be entitled to jointly appoint up to three (3) directors, Including the Vice Chairman to the Subsidiary board of directors. Subject to his approval, the Parent hereby nominates Robert Schumacher to serve as Vice Chairman of the Board of the subsidiary. Compound Management, LLC ("CM") nominates Clayton Duxbury and Gerald R. Newman to serve as directors of the Subsidiary.

     4. Banking and Accounting Procedures Of The Subsidiary. The Board of the Subsidiary shall appoint a consulting Chief Financial Officer ("CFO"). The CFO shall be the same CFO as that used by the Parent Company so that common costs can be allocated between the two companies. The CFO shall maintain the financial records of the Subsidiary, receive all payments of accounts receivable and disburse payments from the Subsidiary bank accounts for all approved expenses based upon the budget established by the Subsidiary and approved by the Parent Company. All directors of the Subsidiary and of the Parent shall receive a financial report from the CFO on a monthly basis. It is the intent of this Amendment that the financial statements of the Subsidiary shall be consolidated and reported with the financial statements of the Parent Company.

     5. Incorporation By Reference and Conforming of Previous Agreements.
All terms and conditions set forth in the Pure Nature, LLC Class A Units Purchase Agreement (the "Agreement") dated as of June 9, 2004 shall remain in effect, unless otherwise amended herein in which case they shall be modified to conform with the superseding terms and conditions of this Amendment; Including, but not limited to, the ongoing condition that the Subsidiary shall not enter any agreement which will or may create a liability or obligation on behalf of the Subsidiary, or the Parent Company, that has not bean approved in advance, and in writing, by Gerald R. Newman, acting his capacity as director and consulting legal counsel to the Subsidiary. In addition, Joey Canyon shall continue to remain personally liable for, and reimburse and hold harmless both the Subsidiary and the Parent Company, for any liability or cost to defend any suit brought by any persons named In Exhibit "B" of the Agreement under the list entitled Long Term Liabilities, Investor Loans and Exhibit "H", as well as any other Pure Nature, LLC ("PN") investor claims or other liabilities not disclosed in the Agreement and expressly assumed under the terms of the Unit Purchase Agreement. To the extent that any term of the Operating Agreement of Pure Nature, LLC (Exhibit
C) referred to in the Agreement is inconsistent with this Amendment those provisions of the operating Agreement shall hereby be deemed to be modified to conform to the superseding terms and conditions of this Amendment. Any employment agreements previously entered by Pure Nature, LLC ("PN") prior to October 8, 2004 with Joey Canyon or Ron Nolan shall remain in effect, unless modified by the terms and conditions of this Amendment, in which case they shall be deemed modified to conform to the superseding terms and conditions this Amendment.
     6. Exchange Agreement. The terms and conditions of the exchange of Pure Nature, LLC ("PN") units into stock of the Public Company are as follows:

          a. All common shares of the Public Company exchanged with Pure Nature ("PN") unit holders are subject to the rules and regulations of the Securities and Exchange Commission (SEC), now and in the future, with respect to sale and transferability, and such other SEC regulations that pertain to owners of public company stock.

          b. Effective as of October 8, 2004 all LLC ownership units of Pure Nature ("PN") shall be deemed exchanged and acquired by the Public Company under this Exchange Agreement

          c. The initial and future number of the Public Company shares that shall be issued to each Pure Nature ("PN") unit holder has been calculated by the president of PN, Joey Canyon, and each unit holder of Pure Nature ("PN") confirms that the number of the Public Company shares that shall be issued to them under this Exchange Agreement is correct by their signature below.

          d. The maximum number of the Public Company shares that shall be issued to all of the unit holders of Pure Nature, LLC shall be ten million (10,000,000) shares; allocated fifty-one percent (51%) to Compound Management, LLC and forty-nine percent (49%) to Joey Canyon and the other unit holders, as set forth in the Pure Units Purchase Agreement dated June 9, 2004.

          e. Due to the fact that Pure Nature, LLC as of the date of this Amendment has not received any significant purchase orders, the initial amount of the Public Company shares issued to all unit holders of Pure Nature, LLC shall be two million (2,000,000) shares to be allocated to each unit holder as provided for on the signature page of this Amendment

          f. Compound Management, LLC waives its right to be issued any initial shares of the Public Company for the exchange of its Pure Nature, LLC units and agrees that its shares of the Public Company may be issued in the future to the remaining unit holders of Pure Nature, LLC, on a pro rata basis, provided Pure Nature, LLC attains a net operating profit of two million dollars ($2,000,000) within a twenty-four month period of this Amendment. The term "net operating profit" shall be defined as that term is usually applied under General Accepted Accounting Principals (GAAP).

          g. The balance of the eight million (8,000,000) shares of the Public Company stock shall be issued in the future to Joey Canyon, Ron Nolan, Mike Naughton, Karen Lundgren and Dianette Strange, in proportion to their issuance of the initial shares, on a semi-annual basis based upon the Subsidiary attaining a pro rata portion during that semi-annual period of its total target two million dollar $2,000,000) net operating profit within twenty-four (24) months.

          h. After a period of twenty-four (24) months, the remaining portion, if any, of the eight million (8,000,000) shares of the Public Company not issued as provided in paragraph 6., g., above, shall be issued to Compound Management, LLC in exchange for its units in Pure Nature, LLC.

          i. In consideration for the waiver of initial shares of the Public Company, and the possibility that it may never receive any of the Public Company shares in exchange for its units in Pure Nature, LLC, Compound Management, LLC shall be entitled to stock options of the Public Company based upon the sum of the Public Company in raising operating capital for the Subsidiary. The options shall be five cents ($00.05) per share and one hundred thousand (100,000) options shall vest for each one hundred thousand dollars ($100,000) of operating capital raised by the Parent Company for the benefit of the Subsidiary, up to a maximum of one million (1,000,000) options when one million dollars (1,000,000) of operating capital has been raised by the Parent Company for use by the Subsidiary. The vested options must be exercised within a twenty-four (24) month period from the date of this Amendment or they shall automatically expire.

     7. Miscellaneous Provisions.

          a. Choice of Law. The validity, construction and performance of this Amendment shall be governed by the laws of the State of California as that law is applied between California residents, irrespective of any choice of law principles.

          b. Entire Agreement. This Amendment constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements, representations and understandings of the parties whether verbal or written. Each of the parties acknowledges and represents that no promise or inducement not expressed in this Amendment has been made to them in connection with this Amendment. No modification or amendment of this Amendment shall be valid unless in writing and signed by the party who rights or obligations are modified or amended. The signature of any party transmitted by fax shall have the same legally binding effect as an original signature and the faxed copy shall be deemed the original of the document for all purposes. If a court of competent jurisdiction shall deem any portion of this agreement non-enforceable, it shall not effect the remaining provisions of this Amendment.

          c. Additional Ads and Documents Each party hereto agrees to perform such additional acts and execute such additional documents as may be necessary to implement this Amendment, including, but not limited to, the conversion of Pure Nature ("PN") from an LLC into a corporation prior to the exchange of shares with the Parent Company, if such is deemed necessary by legal counsel to the Subsidiary.

          d. Each party has had an opportunity prior to execution of this Amendment to ask questions to the other with respect to their duties and obligations under this Amendment and to seek the advice of independent legal or business counsel prior to the execution of this Amendment.

          e. Construction. No question of doubtful interpretation of this Amendment shall resolved by any rule of interpretation providing for interpretation against the drafting party.

          f. Waiver. No waiver of any of the provisions of this Amendment shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          g. Counterparts. This Amendment may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Instrument. Signatures transmitted by fax shall be deemed of the same legal effect as an original signature.

          h. Notices. Any notice required to be provided to a party to this Amendment shall be sent registered mail to their address provided on the signature page below and shall be deemed effective five (5) days following such mailing.

          i. Captions. The subject headings and captions of the sections of this Amendment are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

          j. Jurisdication. Any suit to enforce or interpret any provision of this Amendment, or the business relationship between the parties, shall be brought exclusively in the United States District Court for the Central District of California or in the Superior Courts for Los Angeles County, State of California, Beverly Hills Judicial District. The prevailing party in such action shall be entitled to costs of suit and reasonable attorney fees in addition to such damages and/or injunctive relief as may be awarded.

     IN WITNESS WHEREOF, each party whose signature appears below has agreed to the terms and conditions of this eight (8) page document. (including signature pages)of this October 8, 2004 Amendment To The Pure Nature Class A Units Purchase Agreement Entered Into On June 9, 2004, in the City of Beverly Hills, County of Los Angeles, State of California,

Pure Nature, LLC, ("PN") by:

/s/ Joey Canyon, Manager
Dated:

/s/ Ron Nolan, Manager
Dated:

/s/ Gerald R. Newman, Manager
Dated:

Mailing address:
9312 Meredith Court
Lone Tree, Colorado 80124



Compound Management, LLC (("CM") by:

/s/ Gerald R. Newman, Manager
Dated:

Mailing address:
289 S. Robertson Blvd., Ste. 313
Beverly Hills, California


Unit Holder of Pure Nature, LLC, by:

/s/ Joey Canyon
Dated:
Mail Compound Natural Foods, Inc. public company stock certificate in the above name for 1,254,490 initial common shares (after adjustment for transfers to Nolan and Mosbacher, below), and such future common shares as may be issued pursuant to this Amendment, to:

     A. Joey Canyon has agreed to debit his common shares account and credit the common shares account of Ron Nolan the sum of fifteen percent (15%) of Canyon's initial common shares in the public company (1,522,930), as well as fifteen percent (15%) of Canyon's future common shares as may be issued pursuant to this Amendment.

/s/ Ron Nolan
Dated:
Mail Compound Natural Foods, Inc. public company stock certificate in the above name for 228,440 initial common shares, and such future common shares as may be issued pursuant to this Amendment and subparagraph A., above, to:


     B. In exchange for two (2) promissory notes in the collective sum of ten thousand dollars ($10,000), for the personal benefit of Joey Canyon, the undersigned hereby cancels such promissory notes in consideration for the one time issuance of forty thousand (40,000) common shares of the Public Company stock debited from the account of Joey Canyon and issued to:

/s/ Tim Mosbacher
Dated:  10/20/04
Street: 9392 S. Painted Canyon Cir.
City: Highlands Ranch
State: CO            Zip Code: 80129
Tel (303) 683-7477
Fax: (303) 683-7477
Email: timmosbacher@hotmail.com

Unit Holder of Pure Nature, LLC, by:

/s/ Mike Naughton
Dated:
Mail Compound Natural Foods, Inc. public company stock certificate in the above name for 400,000 initial common shares, and such future common shares as may be issued pursuant to this Amendment, to:

Unit Holder of Pure Nature, LLC, by:

/s/ Karen Lundgren Corner
Dated:
Mail Compound Natural Foods, Inc. public company stock certificate in the above name for 51,170 initial common shares, and such future common shares as may be issued pursuant to this Amendment, to:
Street: 9725 S. Canberra Court
City: Littleton
State: CO            Zip Code: 80126
Tel (303) 470-0940
Fax: (303) 753-0444
Email: kar843@cs.com

"My right to receive initial and future stock of the public company sold to Joey Canyon on 10/21/04"

Unit Holder of Pure Nature, LLC, by:
/s/ Dianette Strange
Dated:
Mail Compound Natural Foods, Inc. public company stock certificate in the above name for 25,900 initial common shares, and such future common shares as may be issued pursuant to this Amendment, to:








    TO RECEIVE YOUR PUBLIC COMPANY STOCK CERTIFICATES PLEASE FOLLOW THESE
                           PROCESSING INSTRUCTIONS:

1.  Sign your name and date where indicated.
2. Confirm the spelling of your name as you want it to appear on your public company stock certificates.
3. Print clearly the mailing address where you would like your public company stock certificates sent. Allow up the three (3) weeks delivery.
4.  Initial each of the other seven (7) pages on the bottom right corner.
5. Fax the entire eight (8) page document to Gerald R. Newman, Pure Nature, LLC, Manager, at (310) 861-8931